Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement on Form S-1/A No.1, of our report dated March 17, 2008 (except for Note 6 and Note 14, as to which the date is March 31, 2008) with respect to our audit of the consolidated financial statements of China Wind Systems, Inc. and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Sherb & Co., LLP

May 2, 2008